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                                                                   EXHIBIT 10(o)

          FIRST AMENDMENT TO MULTI-CURRENCY REVOLVING CREDIT AGREEMENT

     This FIRST AMENDMENT TO MULTI-CURRENCY REVOLVING CREDIT AGREEMENT is entered into as of September 25, 1996, by and among Electronic Data Systems Corporation, a Delaware corporation ("EDS") and successor by merger to Electronic Data Systems Corporation, a Texas corporation, the financial institutions listed on the signature pages of this Amendment under the heading "LENDERS," including BANCO SANTANDER - NEW YORK BRANCH, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, THE CHASE MANHATTAN BANK, CITIBANK, N.A., MORGAN GUARANTY TRUST COMPANY OF NEW YORK, and NATIONSBANK OF TEXAS, N.A., as Arrangers, and CITIBANK, N.A. as Administrative Agent for such Lenders to the extent and in the manner provided in the Credit Agreement (as defined below). All capitalized terms used in this Amendment and not defined, have the meaning given to such terms in the Credit Agreement.

     EDS, Administrative Agent, and certain Lenders entered into that certain Multi-Currency Revolving Credit Agreement as of October 4, 1995 (the "CREDIT AGREEMENT"). EDS desires to amend the Credit Agreement to effect the amendments reflected herein, and the Administrative Agent and Lenders are willing to agree to such amendments.

     EDS is a successor by merger to Electronic Data Systems Corporation, a Texas corporation, and the parties to the Credit Agreement wish to reflect that EDS is a Delaware corporation in the Credit Agreement and related documentation.

     Accordingly, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.  AMENDMENTS TO CREDIT AGREEMENT.

     a.  DEFINITIONS.

     i. The definition of "Applicable Margin" is hereby amended in its entirety to read as follows:

          "'APPLICABLE MARGIN," with respect to the calculation of the CD Rate, the Eurocurrency Rate, or the Eurodollar Rate, means the applicable percentage amount set forth in the table below:

          Committed Loans:

               Eurodollar Loans and
               Eurocurrency Loans   0.135%

               CD Loans             0.260%"

          ii. The definition of "Availability Date" is hereby amended to mean the later of (a) the date when sufficient Lenders have executed the First Amendment so that the Aggregate Committed Sum is equal to or greater than $1,250,000,000, or (b) the date when all of the conditions precedent set forth in SECTION 2 to the First Amendment have been satisfied in full or waived.
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          iii. The definition of "EDS" is hereby amended to in its entirety to read as follows:

          "'EDS' means Electronic Data Systems Corporation a Delaware corporation, successor by merger to Electronic Data Systems Corporation, a Texas corporation."

          iv. The definition of "Indicated Rate" is hereby amended to add new subsections "(f)" and "(g)" after the words "relevant Interest Period" in subsection (e), as follows:

          (f) in the case of Australian Dollars, the rate for deposits in Australian Dollars for a period comparable to the relevant Interest Period which appears on the Telerate Page 3740 as of 11:00 a.m. London time two (2) London Business Days preceding the first day of the relevant Interest Period, or, if Telerate Page 3740 is unavailable at such time, the rate which appears on the Reuters Screen at "RLIBOR01," and, (g) in the case of European Currency Units, the rate for deposits in European Currency Units for a period comparable to the relevant Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. London time two (2) London Business Days preceding the first day of the relevant Interest Period, or, if Telerate Page 3750 is unavailable at such time, the rate which appears on the Reuters Screen at "RLIBOR02."

          v. The definition of "Primary Currency" is hereby amended to add to the list of Primary Currencies in such definition, "European Currency Units and Australian Dollars."

          vi. The following definitions are hereby added to Article I to the Credit Agreement:

          "'AUSTRALIAN DOLLAR' means lawful money of Australia."

          "'EUROPEAN CURRENCY UNIT,' and the term "ECU," mean a unit of account or lawful money of the European Communities."

     b. FEES. Section 4.1 (Facility Fees) of the Credit Agreement is hereby amended to replace the number and words "0.08 percent per annum" in the first sentence thereof with the number and words "0.065 percent per annum."

     c. REPRESENTATIONS AND WARRANTIES. Section 6.1(d) (Financial Statements) of the Credit Agreement is hereby amended to replace the date "December 31, 1994" at the end of the first sentence thereof with the date "December 31, 1995."

     d.   COVENANTS.

          i. Sections 7.3(a) and (b) (Items to be Furnished; Annual Financial Statements and Quarterly Financial Statements) of the Credit Agreement are each hereby amended to delete the words "or the" after the word "Treasurer" in each such subsection and to replace them with a comma "," and to add the words "or the Corporate Vice President - Finance" after the words "Chief Financial Officer" in each such subsection.

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          ii.  Section 7.3(c) (SEC Filings) of the Credit Agreement is hereby amended in its entirety to read as follows:

               "(c)  SEC Filings.  Promptly upon transmission thereof, copies of
                     -----------
          all financial statements, proxy statements, notices and reports as EDS shall send to its public stockholders generally and copies of all registration statements (without exhibits) and all reports which EDS files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission), but excluding any filings relating to shelf registrations or Debt issuances."

          iii. Section 7.8 (Net Worth) of the Credit Agreement is hereby amended in its entirety to read as follows:

               "7.8 NET WORTH. EDS covenants and agrees that, at all times, the Net Worth of EDS and its consolidated Subsidiaries shall exceed the sum of (a) $3,273,800,000, plus (b) fifty percent (50%) of the Net Income of EDS and its consolidated Subsidiaries for each fiscal quarter commencing after June 30, 1996."

     e. NOTICES. Section 11.4 of the Credit Agreement is hereby amended to change the "Telephone No." and the "Telecopy No." under the heading "Borrowers" to:

          "Telephone No.:  (972) 605-3002
          Telecopy No.:    (972) 605-3204"

to amend the "Telephone No." and the "Telecopy No." for Borrower's General Counsel to:

          "Telephone No.:  (972) 605-5500
          Telecopy No.:    (972) 605-5613"

and to amend the address and contact for notices under Articles II and III and under Section 4.2 for the Administrative Agent to:

          "Citibank, N.A.
          Investor Loan Services
          One Court Square, 7th Floor
          Long Island City, NY 11120
          Attention:      Ms. Kim Coley
          Telecopy No.:   718-248-4844/45
          Telephone No.:  718-248-7180"

     f. DESIGNATION OF EDS AFFILIATES AS BORROWERS. Section 11.18 of the Credit Agreement is hereby amended to delete the word "or" after the words "Assistant Treasurer" and to replace it with a comma "," and to add the words "or the Corporate Vice President - Finance" after the words "Chief Financial Officer" in such Section.

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2.   CONDITIONS PRECEDENT.  The effectiveness of this Amendment is subject to
Administrative Agent's receipt of the following:

     a. NOTES. New Notes, executed by EDS, each substantially in the form of EXHIBIT A to the Credit Agreement, attached hereto.

     b. ARTICLES OF INCORPORATION. A recent copy of the articles or certificate of incorporation and all amendments thereto, of EDS, certified by the Secretary of State of Delaware.

     c. GOOD STANDING AND EXISTENCE. A recent certificate of existence and good standing of EDS from the Secretary of State of Delaware.

     d. OFFICER'S CERTIFICATE. An Officer's Certificate of EDS certifying as to (i) bylaws, (ii) resolutions, and (iii) incumbency of all officers of EDS who will be authorized to execute or attest to any Loan Document.

     e. OPINION OF COUNSEL. An opinion of counsel to EDS, including, without limitation, an opinion as to the enforceability under New York law of this Amendment and any documents delivered in connection herewith, which opinion may be delivered by separate counsel.

3. REPRESENTATIONS AND WARRANTIES. To induce Lenders to enter into this Amendment, EDS represents and warrants to Lenders as follows:

     a. CORPORATE EXISTENCE AND AUTHORITY. EDS (i) is duly organized, validly existing, and in good standing under the Laws of the State of Delaware,
(ii) is duly qualified to transact business and is in good standing in each jurisdiction where the failure to do so would have a Material Adverse Effect, and (iii) has all requisite power and authority (A) to own its assets and to carry on its business, and (B) to execute, deliver, and perform its obligations under this Amendment.

     b. BINDING OBLIGATIONS. The execution and delivery of this Amendment has been duly authorized and approved by all necessary corporate action on the part of EDS, and this Amendment constitutes the legal, valid, and binding obligation of EDS, enforceable against it in accordance with its terms, except as the enforceability may be limited by applicable Debtor Relief Laws.

     c. FINANCIAL STATEMENTS. EDS has delivered to Administrative Agent a copy of the Financial Statements as of the period ended December 31, 1995. Such Financial Statements were prepared in accordance with GAAP and present fairly the financial condition and the results of operations of EDS and its consolidated Subsidiaries as of, and for the portion of the fiscal year ending on, the date or dates thereof. All material liabilities (direct or indirect, fixed or contingent) of EDS and its consolidated Subsidiaries as of the date or dates of such Financial Statements are reflected therein or in the notes thereto. Between the date or dates of such Financial Statements and the date of this Amendment, there has been no material adverse change in the financial condition of EDS and its consolidated Subsidiaries.

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     d.      LITIGATION.  Except for the Litigation described on Schedule 6.1 to the Credit Agreement, EDS and its Subsidiaries are not involved in, nor, to the best of EDS's knowledge, are they aware of, any Litigation which could, collectively or individually, have a Material Adverse Effect, if determined adversely to EDS and its Subsidiaries, nor are there any outstanding or unpaid judgments against EDS or its Subsidiaries in excess of $25,000,000 (calculated, in the case of judgments denominated in currencies other than Dollars, by reference to the Dollar Equivalent Value of the amount of such judgment in such other currency), in the aggregate.

     e. OTHER REPRESENTATIONS. All representations and warranties set forth in Article VI of the Credit Agreement, to the extent applicable to EDS (other than those contained in Sections 6.1(d) and (e)), and in Article III of the Guaranty, are true and correct in all material respects on and as of the date hereof, except for such changes therein otherwise permitted by the terms of the Credit Agreement or the Guaranty or permitted or waived by Majority Lenders.

4.   MISCELLANEOUS.

     a. NO OTHER AMENDMENTS. Except as expressly amended herein, the terms of the Credit Agreement shall remain in full force and effect.

     b. AMENDMENT AS LOAN DOCUMENT. This Amendment shall constitute a Loan Document under the Credit Agreement.

     c. LIMITATION ON AGREEMENTS. The amendments set forth herein are limited precisely as written and shall not be deemed (i) to be a consent under or waiver of any other term or condition in the Credit Agreement or any of the other Loan Documents, or (ii) to prejudice any right or rights which Administrative Agent and Lenders now have or may have in the future under, or in connection with the Credit Agreement, as amended hereby, the Notes, the Loan Documents or any of the other documents referred to herein or therein. From and after the date of this Amendment, all references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement after giving effect to this Amendment, and each reference to "hereof," "hereunder," "herein" or "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

     d. EXHIBITS. All references in the Credit Agreement to Exhibit A shall hereafter be deemed to be references to EXHIBIT A attached hereto.

     e. SCHEDULE 1. All Lenders and Committed Sums evidenced on SCHEDULE 1 attached hereto hereby replace those Lenders and Committed Sums on the previous
Schedule 1 attached to the Credit Agreement.

     f. SCHEDULE 2. All Designated EDS Affiliates evidenced on SCHEDULE 2 attached hereto hereby replace those Designated EDS Affiliates on the previous
Schedule 2 attached to the Credit Agreement.

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     g.      NOTICE UNDER GUARANTY.  In addition to the amendment made to
Section 11.4 hereby, EDS' telecopy number for notice is amended for purposes of the Guaranty, to be "(214) 605-3204."

     h. TERMINATING LENDERS. Those Persons that executed the Credit Agreement as Lenders, but that are not signatories to this Amendment, are no longer Lenders under the Credit Agreement, as amended hereby.

     i. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

     j. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THE CONFLICT OF LAWS PROVISIONS THEREOF), EXCEPT TO THE EXTENT THAT FEDERAL LAWS MAY APPLY.

                  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                           SIGNATURE PAGE(S) FOLLOW.

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              EXECUTED as of the day and year first above written.

                       BORROWER:

                       ELECTRONIC DATA SYSTEMS CORPORATION


                       By:  /s/Joseph E. Burns
                            ---------------------------------------------------
                            Title:  SSU Director and Assistant Treasurer

                       ADMINISTRATIVE AGENT:

                       CITIBANK, N.A., in its individual capacity as a Lender, and as Administrative Agent


                       By:  /s/Robert D. Wetrus
                            ---------------------------------------------------
                            Title:  Vice President

                       ARRANGERS/LENDERS:


                       /s/
                       -------------------------------------------------------

                       MANAGERS/LENDERS:


                       /s/
                       -------------------------------------------------------

                       LENDERS:


                       /s/
                       -------------------------------------------------------

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